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                                                                   EXHIBIT 10.30



                              EMPLOYMENT AGREEMENT

                 MAARTEN D. HEMSLEY & OAKHURST TECHNOLOGY, INC.


THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of this 1st day of December, 1998 by and between OAKHURST TECHNOLOGY, INC. (the "Company") and MAARTEN D. HEMSLEY ("Mr. Hemsley") upon the following terms and conditions:


1. BACKGROUND. Mr. Hemsley is an employee of the Company's parent company. With the anticipated acquisition by the Company of a substantial interest in New Heights Recovery & Power, LLC the Company wishes to employ Mr. Hemsley as President, Chief Operating Officer and Chief Financial Officer of the Company.


2. CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


3. TERM. The term of this Agreement and of Mr. Hemsley's employment shall commence as of the date hereof and shall continue through and including February 28, 2001 (the "Term") unless sooner terminated as provided in
    Section 8, below.


4.  SERVICES.

    (a) Mr. Hemsley shall provide to the Company the services of a President, Chief Operating Officer and Chief Financial Officer and shall if elected, serve as a director of the Company.

    (b) Mr. Hemsley shall devote such time to the rendering of such services as he and a majority of the Board of Directors consider to be appropriate and commensurate with the responsibilities of those offices.

    (c) No restrictions shall be placed on other activities of Mr. Hemsley provided that such activities (i) are not competitive with those of the Company or any of its affiliates; (ii) do not create a conflict of interest for Mr. Hemsley; and (iii) do not interfere with the fulfillment by Mr. Hemsley of his obligations under this Agreement.

5. THE BOARD OF DIRECTORS. For purposes of this Agreement, an action or determination by "a majority of the Board of Directors" shall mean an action or determination taken in the good faith exercise of their discretion by more than half of the directors of the Company then in office, but (i) with Mr. Hemsley abstaining from such vote and (ii) excluding Mr. Hemsley from the count of the total number of directors then in office.


6.  SALARY.  During the Term --

    (a) The Company shall pay Mr. Hemsley a salary of three thousand three hundred thirty-four dollars ($3,334) per month with effect from December 1, 1998 notwithstanding that such date precedes the date of this Agreement and the formation of the Company.

    (b) Mr. Hemsley's salary shall be paid at the same time and in the same installments as the salaries of other officers of the Company are paid.




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7.  BUSINESS EXPENSES; USE OF COMPANY EQUIPMENT; CAR ALLOWANCE.

    (a) Mr. Hemsley shall be entitled to be reimbursed, or to the use of a Company credit card, for reasonable business expenses incurred by him in the performance of his duties and responsibilities hereunder, including, but not limited to, travel from his office and/or residence to the Company's facilities, all in accordance with policies established for the Company by the Board of Directors from time to time. Mr. Hemsley's Company credit card charges and expense reports will be subject to review by the Board of Directors.

    (b) The Company shall make available in its discretion to Mr. Hemsley the use of certain Company owned office equipment from time to time.

    (c) In lieu of charging the Company for automobile travel expenses and to avoid the attendant paper work resulting therefrom, the Company shall pay Mr. Hemsley a fixed automobile usage fee of two hundred fifty dollars ($250) per month and shall reimburse to Mr. Hemsley one-half (1/2) the costs required to repair, maintain and operate one full-sized automobile (other than the costs of gasoline consumed by the private use of such automobile by Mr. Hemsley), including excise taxes, and the costs of collision, fire, theft and liability insurance in reasonable amounts and with reasonable deductibles.


8.  TERMINATION.

    (a) Termination By the Company. Mr. Hemsley's employment may be terminated only by a majority of the Board of Directors and only as follows:

        (i) For Cause (as defined below), by written notice to Mr. Hemsley, in which event the Company shall pay to him so much of his salary as was accrued, but not paid at the date of termination.

        (ii) Without Cause, by written notice to Mr. Hemsley, in which event, all stock options then held by Mr. Hemsley shall thereupon become exercisable in full, and the Company shall pay to Mr. Hemsley his salary at the rate then in effect that was accrued, but not paid at the date of termination, and within fifteen (15) days of such termination, shall pay in a lump sum his salary at the rate then in effect multiplied by the greater of (1) twenty-four (24); or
              (2) the number of whole calendar months remaining in the Term at the date the notice of termination is given to Mr. Hemsley. After receipt of such lump sum payment, upon the request of a majority of the Board of Directors, Mr. Hemsley shall resign as a director and officer of the Company and of any of its subsidiaries.

        (iii) "Cause" shall mean any act or acts by Mr. Hemsley of dishonesty or fraud or that constitute serious moral turpitude; misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder; or the failure by Mr. Hemsley for a substantial period to devote adequate time to rendering the services provided for hereunder (other than by reason of his death or permanent disability.)

        (iv) Upon a determination that because of a permanent disability, Mr. Hemsley is no longer able to carry out his duties and responsibilities hereunder, in which event the Company shall give notice of such termination to Mr. Hemsley and shall thereafter continue to


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                         Maarten D. Hemsley OTI Employment Agreement - continued
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              pay him his salary at the rate then in effect for a period of three (3) full calendar months.

        (v) Upon the death of Mr. Hemsley, in which event the Company shall pay to his legal representative so much of Mr. Hemsley's salary as was accrued, but not paid at the date of his death.

    (b) Termination By Mr. Hemsley.

        (i) Mr. Hemsley may resign his employment on sixty (60) days' prior written notice to the Company, in which event the Company shall continue to pay him his salary at the rate then in effect for such sixty-day period; provided however, that in the event that Mr. Hemsley gives notice of his resignation within sixty (60) days after a Change in Control of the Company (as defined below), all stock options then held by Mr. Hemsley shall thereupon become exercisable in full, and the Company shall pay Mr. Hemsley the amount provided for under Section 8(a)(ii), above, as if his employment had been terminated by the Company without Cause on the date Mr. Hemsley gave the Company notice of his resignation.

        (ii) For purposes of this Section 8(b), a "Change in Control of the Company" shall mean the acquisition after the date hereof by a person, an entity or a group of persons or entities of 20% or more of the voting securities of the Company's parent corporation.

        (iii) The Company may deem any such notice given by Mr. Hemsley as a resignation by him, effective upon the giving of such notice, of any one or more of the offices then held by him in the Company and its subsidiaries.


9.  CONFIDENTIAL INFORMATION.

    (a) So long as Mr. Hemsley is an employee and/or director of the Company and after any or all of such relationships terminate for whatever reason, Mr. Hemsley shall (i) not disclose to any person or entity Confidential Information (as defined below) except in the proper performance of his duties and responsibilities or except as may be expressly authorized by the Board of Directors of the Company; and (ii) shall not use Confidential Information for his own benefit or for the benefit of any person or entity other than the Company and its subsidiaries.

    (b) For purposes of this Agreement, "Confidential Information" is defined as including trade secrets, customer names and lists, vendor names and lists, business plans, marketing plans, non-public financial data, product specifications and designs, the existence, nature, substance, progress and results of research and development projects, concepts, inventions, discoveries, formulae, processes, drawings, documents, records, software, or any other information of the Company, its parent or of any of their subsidiaries that is not generally available, or any such information of any third party that is held by the Company, its parent or any of their subsidiaries under an obligation of confidentiality.

    (c) Mr. Hemsley's obligation of confidentiality shall not, however, relate to any information --

        (i) that is or becomes generally or widely known through no act or fault of Mr. Hemsley;

        (ii) that is received by Mr. Hemsley (without a breach of this or any other agreement) from a third party (other than the Company's parent or an affiliate thereof) with no restrictions as to its disclosure; or

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                         Maarten D. Hemsley OTI Employment Agreement - continued
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        (iii) that is required to be disclosed pursuant to applicable law, a court order or a judicial proceeding, including a proceeding to enforce this Agreement.


10. NON-COMPETE OBLIGATIONS.

    (a) Mr. Hemsley's obligations with respect to competing with the Company and soliciting its employees shall be as follows:

        (i) Mr. Hemsley shall not render services or advice, whether for compensation or without compensation and whether as an employee, officer, director, consultant, principal or otherwise, to any person or organization that is competitive with the Company's business or with any planned business of the Company as to which Mr. Hemsley was involved in the planning within a radius of 200 miles of any facility of the Company.

        (ii) Mr. Hemsley shall not either directly or indirectly as agent or otherwise in any manner solicit, influence or encourage any customer, client or associate of the Company to take away or to divert or direct its business to Mr. Hemsley or to any person or entity by or with which Mr. Hemsley is employed, associated, affiliated or otherwise related (other than the Company).

        (iii) Mr. Hemsley shall not recruit or otherwise solicit or induce any person to terminate his or her employment or other relationship with the Company.

    (b) Mr. Hemsley's obligations under Section 10(a), above, shall continue so long as he is an employee of the Company. Such obligations also shall continue after the termination of his employment as follows:

        (i) in the event of the termination of his employment for any reason other than his voluntary resignation, for a period of one (1) year after the date of such termination;

        (ii) in the event of his voluntary resignation from the Company's employ, until the later of (1) the expiration of one (1) year after the date of such termination, or (2) February 28, 2002.

    (c) For purposes of this Section 10, only, the word "Company" shall include the Company, the Company's parent, any subsidiary of the Company, and any entity in which the Company has a substantial investment.


11. PRORATION. To the extent that Mr. Hemsley's salary at the rate in effect from time to time needs to be prorated for a period of less than a full month, such salary shall be deemed earned on a daily basis and shall be pro rated based on a 365-day year.


12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given to a party either (a) when hand delivered to such party; (b) when deposited with a courier service with instructions to provide next-business-day delivery and proof of delivery to such party; or (c) when sent by facsimile transmission to such party as follows:

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                         Maarten D. Hemsley OTI Employment Agreement - continued
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           If to the Company, at:           Oakhurst Technology, Inc.
                                            3365 Spruce Lane
                                            Grapevine, Texas 76051
                                               Attention: General Counsel
                                            Facsimile No.: (817) 416-0717



           with a copy other
           than by facsimile to             Joel S. Lever, Esq.
                                            Kurzman & Eisenberg
                                            One North Broadway
                                            White Plains, NY 10601




           If to Mr. Hemsley at:            Maarten D. Hemsley
                                            82 Powder Point Avenue
                                            Duxbury, Massachusetts 02332
                                            (781) 934-0483



      or to such other address of a party as that party shall notify the other party in the manner provided herein.


13. ENTIRE AGREEMENT ETC.

    (a) This Agreement contains the entire understanding of the parties; shall not be amended except by written agreement of the parties signed by each of them; and shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and permitted assigns. Because the obligations of Mr. Hemsley hereunder are personal, this Agreement shall not be assignable by him.

    (b) Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggestion construction against the party drafting or causing the drafting of such provision.

    (c) No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

    (d) The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole.

    (e) The failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

    (f) The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.


14. SEVERABILITY. If any provision or part of a provision of this Agreement is finally declared to be invalid by any tribunal of competent jurisdiction, such part shall be deemed automatically adjusted, if possible, to conform to the requirements for validity, but, if such adjustment is not


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    possible, it shall be deemed deleted from this Agreement as though it had never been included herein. In either case, the balance of any such provision and of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that either or both of the parties would not have entered into this Agreement without such provision.


15. SURVIVAL. The termination of Mr. Hemsley's employment and/or this Agreement shall not relieve Mr. Hemsley of his obligations under Section 9 ("Confidential Information") or Section 10 ("Non-Compete Obligations") hereof. In addition, any other obligations of the parties that by their terms are to be performed or are to have continued effect after the termination of Mr. Hemsley's employment or of this Agreement shall survive such expiration or termination.


16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Delaware.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

OAKHURST TECHNOLOGY, INC.



By:   /s/ Ross Pirasteh                            /s/ Maarten D. Hemsley
   -------------------------------                 -------------------------
      Ross Pirasteh                                MAARTEN D. HEMSLEY
      For the Board of Directors









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